Exhibit 10.2

June 25, 2021

Via E-mail

Sean McLennan

5503 Courtyard Drive

Austin, TX 78731

Email: sean.mclennan@mtem.com

Dear Sean,

On behalf of Molecular Templates, Inc. (“MTEM”), please accept this letter as a modification to your letter agreement with MTEM dated November 4, 2019. All terms outlined in the November 4, 2019 letter agreement and in MTEM’s Proprietary Information and Inventions Agreement executed by you on October 14, 2019, shall remain in full force and effect, except as specifically outlined herein.

Effective July 2, 2021, and until a permanent Chief Financial Officer (“CFO”) is hired, you shall serve as the interim CFO, Chief Compliance Officer, Treasurer and Principal Financial Officer for MTEM.  For the duration of this interim position, MTEM agrees to increase your monthly salary by $6,000.00, resulting in a total of $15,875.00 to be paid to you each pay period, less payroll deductions and all required withholdings. You agree to devote your best efforts to perform such additional duties as are customary for this role.

You acknowledge and agree that in this role, your employment with MTEM remains “at-will”, which means that either you or MTEM is free, at any time, with or without notice, to terminate the employment relationship for any or no reason. Nothing in this letter is intended to alter the at-will nature of your employment.

We appreciate your ongoing efforts and hard work on behalf of MTEM. Please feel free to contact Jason Kim at Jason.kim@mtem.com should you have any questions.

DocuSigned by:
/s/ Jason Kim

Jason Kim, President and Chief
Operating Officer

By signing below, you acknowledge your receipt, understanding and agreement of this amendment to your letter agreement from MTEM dated November 4, 2019, and that all other terms and conditions of that correspondence remain in full force and effect, including that your employment with MTEM remains at-will.

Sean McLennan
Print Employee Name

6/25/2021
Date:		/s/ Sean McLennan

Employee Signature

159237.00201/126149945v.2